Exhibit 99(b)
Examples of Wholesale Energy, Fuel and Emission Allowance Price Fluctuations
2000 through 2005

Wholesale Energy:
PJM West Hub* Power Price - $/MWh
Year	High	Month	Low	Month
2000	$ 801.55	December	$ 0.00**	Jan., Feb., April, May, June, July, Aug., Sept.
2001	$ 838.75	August	$ 0.00**	April, May, June, July, Sept., Nov., Dec.
2002	$ 733.72	July	$ 0.00**	Feb., March, April, May, June, July, Aug., Sept.
2003	$ 252.38	March	$ 0.00**	Jan., May, June, July, Aug., Sept.
2004	$ 181.66	December	$ 0.00**	Jan., June, July, Aug., Sept., Oct.
2005	$ 315.65	July	$ 0.00**	Jan., April, May, June, July, Sept.
* A common trading hub for PJM.
** Occurs during times of low demand for electricity when generation levels of generating units are reduced to their normal minimums.

Mid-C* Power Price - $/MWh
Year	High	Month	Low	Month
2000	$3,322.42	December	$ 7.34	April
2001	$ 559.40	January	$ 12.57	November
2002	$ 46.00	March	$ 1.21	July
2003	$ 113.89	February	$ 9.13	May
2004	$ 65.06	July	$ 10.21	June
2005	$ 139.76	December	$ 7.68	May
* A common trading hub for Northwestern U.S.

Fuel:
NYMEX Coal (1% sulfur content, 12,000 Btu) Price - $/ton
Year	High	Month	Low	Month
2000
2001*	$ 48.75	August	$ 27.25	December
2002	$ 30.00	December	$ 23.10	February
2003	$ 39.92	December	$ 27.75	March
2004	$ 63.00	August	$ 39.67	January
2005	$ 62.75	September	$ 51.10	June
* The NYMEX coal contract was established in July 2001.

NYMEX Natural Gas Price - $/million Btu
Year	High	Month	Low	Month
2000	$ 9.98	December	$ 2.17	January
2001	$ 9.82	January	$ 1.83	September
2002	$ 5.34	December	$ 1.91	January
2003	$ 9.58	February	$ 2.66	August
2004	$ 8.73	November	$ 4.57	September
2005	$ 15.38	December	$ 5.83	January

Residual Oil (1% sulfur content) Price @ NY Harbor - $/barrel
Year	High	Month	Low	Month
2000	$ 32.12	October	$ 19.52	January
2001	$ 26.50	January	$ 14.97	November
2002	$ 29.10	December	$ 14.03	February
2003	$ 43.62	March	$ 23.00	April
2004	$ 35.38	October	$ 22.12	December
2005	$ 54.38	October	$ 26.88	January

Sulfur Dioxide Emission Allowances:
SO2 Emission Allowance Price - $/allowance
Year	High	Month	Low	Month
2000	$ 156	July	$ 115	January
2001	$ 218	September	$ 142	January
2002	$ 177	March	$ 126	November
2003	$ 221	December	$ 135	January
2004	$ 730	November	$ 210	January
2005	$ 1,610	December	$ 640	January